UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

Cox Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6590 (Commission File Number)	58-2112288 (I.R.S. Employer Identification No.)

1400 Lake Hearn Drive, Atlanta, Georgia (Address of principal executive offices)	30319 (Zip Code)

(404) 843-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX 99.1 PRESS RELEASE DATED OCTOBER 27, 2004

Item 2.02. Results of Operations and Financial Condition.

Cox Communications, Inc. (“CCI”) issued a press release announcing its financial results for the quarter and nine months ended September 30, 2004, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of operating cash flow and free cash flow, as well as operating cash flow and net income per share adjusted for certain non-recurring charges, each of which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 12 of the press release contains a tabular reconciliation of operating income and cash provided by operating activities, the most directly comparable financial measures calculated and presented in accordance with GAAP, to operating cash flow and free cash flow, respectively, on a historical basis. Page 13 of the press release contains a tabular reconciliation of net income per share as adjusted for certain non-recurring items to net income per share calculated in accordance with GAAP. Disclosure regarding management’s uses for such measures appears on page 7 of the press release. CCI is unable to reconcile these non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain transactions, such as the initiation of depreciation relative to network construction projects.

The information required to be furnished pursuant to Item 2.02 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if CCI specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

99.1	Press Release dated October 27, 2004, announcing financial results for the quarter and nine months ended September 30, 2004 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cox Communications, Inc.

Dated: October 27, 2004	By:	/s/ Jimmy W. Hayes

Name: Jimmy W. Hayes
Title: Executive Vice President, Finance and Chief Financial Officer